UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 14, 2007

Verticalnet, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-25269	23-2815834
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Chester Field Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 240-0600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On August 14, 2006, Verticalnet, Inc. ("Verticalnet" or the "Company") issued a press release setting forth Verticalnet's financial information for the quarter ended June 30, 2006. A copy of Verticalnet's press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

On August 16, 2007, the Company effected a one-for-eight reverse split of its outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), upon the filing of an Amendment to its Amended and Restated Articles of Incorporation as described in Item 5.03 below (the "Reverse Stock Split"). The Reverse Stock Split was effected at 9:29 am on August 16, 2007 (the "Effective Time"). Pursuant to the Reverse Stock Split, each holder of eight shares of Common Stock immediately prior to the Effective Time became the holder of one share of Common Stock. All outstanding options, warrants, convertible notes or other rights convertible into or exercisable for shares of Common Stock, were adjusted in accordance with their terms and pursuant to the ratio of the Reverse Stock Split. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Split were rounded up to the nearest whole share and no cash payment was made in respect to such rounding.

As of the opening of The Nasdaq Capital Market on August 16, 2007, the Common Stock began trading on a split-adjusted basis under the trading symbol "VERTD" for a period of 20 trading days. Commencing September 14, 2007, the Common Stock will resume trading under the symbol "VERT."

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 15, 2007, the Company filed an Amendment to its Amended and Restated Articles of Incorporation (the "Amendment") with the Secretary of State of the Commonwealth of Pennsylvania to effect: (i) the Reverse Stock Split; (ii) an increase the number of authorized shares of Common Stock to 120,000,000 shares; and (iii) an increase the number of authorized shares of Preferred Stock to 35,000,000 shares. A copy of the Amendment is attached to this current report as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

Preferred Stock and Warrants

As previously reported, on June 1, 2007, the Company entered into a Share and Warrant Purchase Agreement ("Purchase Agreement") with several individual and institutional investors (the "Investors"). Under the terms of the Purchase Agreement, the Investors purchased 8,700,000 shares of Series B Preferred Stock (the "Preferred Stock") for a purchase price of $2.175 million. The purchase price consisted of $1.575 million in cash and $600,000 of debt loaned to the Company in early May that automatically converted into the Preferred Stock on a dollar-for-dollar basis.

Pursuant to the Purchase Agreement, the Company agreed to seek shareholder approval at its next annual meeting of shareholders of certain proposals (the "Proposals") (i) to authorize the conversion of the Preferred Stock into shares in excess of 19.99% of the Company’s outstanding common stock, (ii) to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock to 120,000,000 shares and (iii) to amend the Company’s Articles of Incorporation to increase the number of authorized shares of preferred stock to 35,000,000 shares.

The Company’s annual meeting of shareholders was held on August 15, 2007 at which all of the Proposals were approved by the shareholders. As a result of the approval of the Proposals: (i) all accrued interest on the Preferred Stock will be deemed paid in full; (ii) the shares of Preferred Stock will cease to accrue interest thereafter; and (iii) the redemption feature on the shares of Preferred Stock will be eliminated.

As set forth above in Item 3.03, the shareholders also approved a proposal to authorized the Board of Directors to effect a reverse split of the Company’s common stock, and on August 16, 2007, the Company effected the Reverse Split. The exercise prices and number of shares of common stock issuable in the event of the exercise of the warrants below reflect the effect of the Reverse Split.

As a result of the shareholders' approval of the Proposals: (i) the Company will issue the Investors warrants to purchase 543,750 shares of common stock with an exercise price per share equal to $2.64 and warrants to purchase 543,750 shares of common stock with an exercise price per share equal to $5.60. The warrants are exercisable after 185 days after August 16, 2007 and have a 5 year term. The warrants were valued by the Company at $1,736,000 as of the date of the closing of the Purchase Agreement. Prior to the increase in amount of authorized shares of common stock to 120,000,0000 shares, the warrants were accounted for as a liability by the Company. Changes in the fair value of this derivative liability were recorded in the consolidated statement of operations. As of June 30, 2007, the fair value of these warrants was $3,182,000, resulting in other expense of $1,446,000 during the three months ended June 30, 2007.

The Company will issue to the placement agent for the Preferred Stock transaction warrants to purchase 54,375 shares of common stock with an exercise price of $2.64 per share and warrants to purchase 54,375 shares of common stock with an exercise price of $5.60 per share. The warrants are exercisable after 185 days after August 16, 2007 and have a 5 year term. Prior to the increase in amoont of authorized shares of common stock to 120,000,000 shares, the warrants were accounted for as a derivative liability. Changes in the fair value of this derivative liability were recorded in the consolidated statement of operations. As of June 30, 2007, the fair value of these warrants was $318,000, resulting in other expense of $144,000 during the three months ended June 30, 2007.

Unaudited Pro Forma Adjustments to Condensed Consolidated Balance Sheet

As a result of the elimination of the redemption feature of the Preferred Stock on August 15, 2007, the Preferred Stock will be permanently classified as a part of shareholders' equity. Additionally, as a result of the shareholders' approval to increase the number of authorized shares of Common Stock, the warrants will no longer be classified as a liability but rather be classified as part of shareholders’ equity.

An Unaudited Condensed Consolidated Balance Sheet is attached hereto as Exhibit 99.2 and hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
3.1(i) Amendment to Amended and Restated Articles of Incorporation.
99.1 Press Release dated August 14, 2007.
99.2 Unaudited Condensed Consolidated Balance Sheet.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verticalnet, Inc.

August 16, 2007	By:	Christopher G. Kuhn

Name: Christopher G. Kuhn
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	Amendment to Amended and Restated Articles of Incorporation.
99.1	Press Release dated August 14, 2007.
99.2	Unaudited Condensed Consolidated Balance Sheet.